Mutual Fund Series Trust

Amendment Number 1 to the Management Services Agreement

This Amendment Number 1, dated August 28, 2012 to the Management Services Agreement ("Agreement") dated July 1, 2012 between the Mutual Fund Series Trust, an Ohio Business Trust and MFund Services LLC (“MFund”), a Limited Liability Company duly organized under the laws of the State of Delaware, is adopted to provide the following:

Exhibit A of the Agreement is hereby amended to provide for the addition of the:

Catalyst Insider Buying Fund

The Amended Exhibit A is attached. All portions of the Agreement not specifically amended herein shall remain in full force and effect.

Mutual Fund Series Trust

/s/Tobias Caldwell

Tobias Caldwell, Trustee

MFund Services LLC

/s/Jerry Szilagyi

Jerry Szilagyi, President

Exhibit A

Series of the Trust

August 28, 2012

The following Funds are covered under this agreement:

AmericaFirst Quantitative Strategies Fund

AmericaFirst Absolute Return Fund

AmericaFirst Income Trends Fund

AmericaFirst Defensive Growth Fund

Camelot Premium Return Fund

Catalyst Event Arbitrage Fund*

Catalyst Insider Buying Fund*

Catalyst Insider Long/Short Fund*

Catalyst Large Cap Value Fund*

Catalyst Strategic Insider Fund*

Catalyst Value Fund*

Catalyst/CP Core Equity Fund*

Catalyst/CP World Equity Fund*

Catalyst/CP Focus Large Cap Fund*

Catalyst/CP Focus Mid Cap Fund*

Catalyst/Groesbeck Growth of Income Fund*

Catalyst/Lyons Blue Chip Tactical Fund*

Catalyst/Lyons Hedged Premium Return Fund*

Catalyst/MAP Global Total Return Income Fund*

Catalyst/MAP Global Capital Appreciation Fund*

Catalyst/SMH High Income Fund*

Catalyst/SMH Total Return Income Fund*

Compass EMP Multi-Asset Balanced Fund

Compass EMP Multi-Asset Growth Fund

Compass EMP Alternative Strategies Fund

Day Hagan Tactical Allocation Fund of ETFs

Delux Long/Short Fund

Eventide Gilead Fund

JAG Large Cap Growth Fund

SignalPoint Global Alpha Fund

SMH Representation Trust**

Vista Capital Appreciation Fund

Vista Listed Private Equity Plus Fund

* No fees charged as long as Catalyst Capital Advisors LLC remains investment advisor to the Funds.

** No fees charged as long as SMH Capital Advisors remains a sub-advisor to Catalyst Capital Advisors LLC.